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                                                                  Exhibit 23.01


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-57223 and No. 333-24483 of Cardinal Health, Inc. on Form S-3 and Registration Statements No. 33-20895, No. 33-38021, No. 33-38022, No. 33-42357, No. 33-52535,
No. 33-52537, No. 33-52539, No. 33-63283-01, No. 33-64337, No. 333-01927-01, No.
333-11803-01, No. 333-21631-01 and No. 333-21631-02 of Cardinal Health, Inc. on
Form S-8 of our report dated August 12, 1997, except for Note 16 as to which the date is August 23, 1997, appearing in this Annual Report on Form 10-K of Cardinal Health, Inc., for the year ended June 30, 1997.


DELOITTE & TOUCHE LLP

Columbus, Ohio
September 26, 1997